For release on April 24, 2002

Contacts
Robert W. DeCook, CEO
              or
Vicki Hladik, Controller
(641)673-8328


               Horizon Financial Services Corporation Reports Net
                  Earnings for its Third Quarter of Fiscal 2002

Oskaloosa, Iowa -- Horizon Financial Services Corporation, Nasdaq OTC BB (HZFS), the parent company of Horizon Federal Savings Bank, reported net earnings of $329,492 or $.43 per share, fully diluted, for the quarter ended March 31, 2002, compared to net earnings of $159,808 or $.21 per share, fully diluted, for the quarter ended March 31, 2001, an increase of 106.2%. For the first nine months of fiscal 2002, the Bank reported net earnings of $869,854 or $1.14 per share, fully diluted, compared to net earnings of $366,273 or $0.45 per share, fully diluted for the first nine months of 2001, an increase of 137.5%. Book value of the company stock increased to $12.19 per share at March 31, 2002 compared to $11.24 at June 30, 2001.

The large increase in net earnings for the quarter, as compared to the quarter ended March 31, 2001, is primarily attributable to increases in both net interest income and non-interest income and occurred despite an increase in loan loss provisions. Net interest income increased $267,277 to $930,155 from $662,878 for the three month period ended March 31, 2002 as compared to the same period in 2001, largely as a result of reduced interest paid on deposits and FHLB advances. Provision for loan losses increased to $127,500 for the current quarter compared to $52,000 for the quarter ended March 31, 2001, due to some weakness in the local economy. This trend could continue for several quarters since some area employers are laying employees off and cutting weekly hours from a 40 hour work week to a 32 hour work week. Non-interest income increased $133,503 to $294,792 for the three month period ended March 31, 2002, as compared to $161,289 for the same quarter ended March 31, 2001 as a result of a $20,916 increase in fees, commissions, and service charges received on fee-based accounts and a $112,587 increase in gain on the sale of available- for-sale securities. The gain on sale of securities that occurred in this quarter is not something that we expect to have in the future. Results for the nine month period ended March 31, 2002 for both net interest income and non-interest income were similar with a $549,351 increase to $2,508,394 from $1,959,043 for net interest income and a $286,566 increase to $706,031 as compared to $419,465 for non-interest income. Non-interest expense increased during the third quarter to $592,055 from $530,159, and increased slightly over the nine month period ended March 31, 2002 to $1.68 million from $1.62 million during the prior comparable period. "I am very pleased that both core earnings and non-interest income for this quarter improved to produce an annualized 14.6 percent return on equity," stated Robert W. DeCook, Chief Executive Officer.

At March 31, 2002, Horizon Financial Services Corporation had assets of $88.7 million, compared to $89.4 million at June 30, 2001, and stockholders' equity of $9.2 million, compared to $8.4 million at June 30, 2001. At March 31, 2002, total deposits stood at $72.8 million, compared to $69.9 million at June 30, 2001. Horizon Financial Services Corporation and its subsidiary, Horizon Federal, provide a wide range of financial products and services through three offices in two counties in southeast Iowa.

                           FORWARD-LOOKING STATEMENTS

The Company may from time to time make "forward-looking statements," including statements contained in the Company's filings with the Securities and Exchange Commission (the "SEC"), in its reports to shareholders and in other communications by the Company, which are made in good faith by the Company and the Banks pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995.

These forward-looking statements include statements with respect to the Company's beliefs, expectations, estimates, and intentions, that are subject to significant risks and uncertainties, and are subject to change based on various factors (some of which are beyond the Company's control). Those risks and uncertainties could cause the Company's financial performance to differ materially from the expectations, estimates, and intentions expressed in such forward-looking statements.

The  Company  does  not  undertake,   and  expressly  disclaims  any  intent  or
obligation, to update any forward- looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

              HORIZON FINANCIAL SERVICES CORPORATION and SUBSIDIARY
                           Consolidated Balance Sheets

                                                              March 31,           June 30,
Assets                                                        2002                  2001
------                                                 ------------------  ------------------
                                                                    (Unaudited)
Cash and cash equivalents                                 $  9,315,942      $  5,591,526
Securities available-for-sale                               11,009,294        15,525,117
Loans receivable, net                                       65,427,263        65,445,714
Real estate                                                    367,541           280,458
Stock in Federal Home Loan Bank, at cost                       509,200           480,100
Office property and equipment, net                           1,307,366         1,253,741
Accrued interest receivable                                    602,173           682,183
Deferred tax asset                                             120,000            85,550
Prepaid expenses and other assets                               59,433            71,499
                                                          ------------      ------------

     Total assets                                         $ 88,718,212      $ 89,415,888
                                                          ------------      ============

Liabilities and Stockholders' Equity
------------------------------------

Deposits                                                  $ 72,833,620      $ 69,871,926
Advances from Federal Home Loan Bank                         5,575,418         9,592,627
Advance payments by borrowers for taxes and insurance          261,018           393,550
Accrued income taxes                                           342,539           191,603
Accrued expenses and other liabilities                         549,052           919,996
                                                          ------------      ------------

     Total liabilities                                      79,561,647        80,969,702
                                                          ------------      ------------

Stockholders' equity
--------------------
Preferred stock, $.01 par value, authorized 250,000
     shares, none issued                                            --                --
Common stock, $.01 par value, authorized 1,500,000
     shares, 1,046,198 shares issued                            10,462            10,462
Additional paid-in capital                                   5,022,511         5,022,511
Retained earnings, substantially restricted                  6,334,199         5,565,793
Treasury stock, at cost, 294,736 shares                     (2,129,894)       (2,129,894)
Accumulated other comprehensive loss                           (80,713)          (22,686)
                                                          ------------      ------------

     Total stockholders' equity                              9,156,565         8,446,186
                                                          ------------      ------------

Total liabilities and stockholders' equity                $ 88,718,212      $ 89,415,888
                                                          ============      ============



              HORIZON FINANCIAL SERVICES CORPORATION and SUBSIDIARY
                      Consolidated Statements of Operations

                                                     Three Months                      Nine months
                                                    Ended March 31,                  Ended March 31,
                                                 2002             2001            2002            2001
                                                 -----            -----           ----            ----
                                                      (Unaudited)                      (Unaudited)
Interest income:
Interest and fees on loans                    $ 1,330,258     $ 1,379,132     $ 4,050,907     $ 4,090,964
Interest on securities available-for-sale         161,927         239,359         550,296         728,374
Other interest income                              20,623          44,746          85,508          81,106
                                              -----------     -----------     -----------     -----------

Total interest income                           1,512,808       1,660,237       4,686,711       4,900,444
                                              -----------     -----------     -----------     -----------

Interest expense:
Interest on deposits                              509,678         866,662       1,881,842       2,525,650
Interest on FHLB advances                          72,975         130,697         296,475         415,751
                                              -----------     -----------     -----------     -----------

Total interest expense                            582,653         997,359       2,178,317       2,941,401
                                              -----------     -----------     -----------     -----------

Net interest income                               930,155         662,878       2,508,394       1,959,043

Provision for losses on loans                     127,500          52,000         214,000         217,247
                                              -----------     -----------     -----------     -----------

Net interest income after provision for
  losses on loans                                 802,655         610,878       2,294,394       1,741,796
                                              -----------     -----------     -----------     -----------

Non-interest income:
Fees, commissions and service charges             166,700         145,784         509,974         432,166
Gain (loss) on sale of securities                 128,092          15,505         196,057         (12,701)
                                              -----------     -----------     -----------     -----------

Total non-interest income                         294,792         161,289         706,031         419,465
                                              -----------     -----------     -----------     -----------

Non-interest expense:
Compensation, payroll taxes and
  employee benefits                               324,057         280,031         930,301         853,978
Advertising                                        22,500          19,489          53,799          54,739
Office property and equipment                      76,893          77,099         206,460         235,874
Federal deposit insurance premiums                  3,210           8,370          20,533          24,419
Data processing services                           49,099          48,015         139,610         134,765
Other real estate                                  31,592          13,442          39,032          16,761
Other                                              84,704          83,713         293,336         296,552
                                              -----------     -----------     -----------     -----------

Total non-interest expense                        592,055         530,159       1,683,071       1,617,088
                                              -----------     -----------     -----------     -----------

Earnings before taxes on income                   505,392         242,008       1,317,354         544,173

Taxes on income                                   175,900          82,200         447,500         177,900
                                              -----------     -----------     -----------     -----------

Net earnings                                  $   329,492     $   159,808     $   869,854     $   366,273
                                              ===========     ===========     ===========     ===========

     Earnings per common share
       Basic                                  $      0.44     $      0.21     $      1.16     $      0.46
       Diluted                                $      0.43     $      0.21     $      1.14     $      0.45

